June 30

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2024 (July 17, 2024)

ARCBEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
8401 McClure Drive Fort Smith, Arkansas (Address principal executive offices)		72916 (Zip code)

Registrant’s telephone number, including area code: (479) 785-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 Par Value	ARCB	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

ITEM 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2024, the Board of Directors of ArcBest Corporation (the “Company”) announced the appointment of Seth Runser, the current president of ABF Freight, to serve as president of the Company, effective as of August 1, 2024. Judy R. McReynolds, the current chairman, president and chief executive officer of the Company, will maintain her role as chairman and chief executive officer upon the appointment of Mr. Runser as president.

Information regarding Mr. Runser required by Items 401(b), (d), (e) of Regulation S-K was disclosed in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission on March 15, 2024 and is incorporated herein by reference. In connection with his appointment as president of the Company, Mr. Runser will receive an annual base salary of $575,000 per year and will continue to participate in benefit and compensation plans consistent with the Company’s other management team members, at levels consistent with his position and scope of responsibility. Additionally, Mr. Runser’s target annual cash incentive opportunity will increase effective August 1 to 80% of his base salary, payable upon the attainment of certain company-wide performance goals (including applicable weighting) previously approved for fiscal 2024. Starting in 2025, Mr. Runser’s target long-term cash incentive opportunity will be $600,000 (or such other amount as may be determined by the Compensation Committee). In addition, Mr. Runser will participate in the Company’s equity compensation program and will receive an equity grant with a target value of $400,000 (or such other amount as may be determined by the Compensation Committee), which is expected to occur in 2025.

There is no arrangement or understanding between Mr. Runser and any other person pursuant to which Mr. Runser was selected as an officer, nor is he party to any related party transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Replacing Mr. Runser as president of ABF Freight will be Matthew Godfrey, who currently serves as vice president – engineering of ABF Freight.

ITEM 7.01 – REGULATION FD DISCLOSURE

On July 18, 2024, the Company issued a press release announcing Mr. Runser’s and Mr. Godfrey’s appointments. A copy of this press release is furnished as Exhibit 99.1 to this report and incorporated into this Item 7.01 by reference.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

99.1*	Press release of ArcBest dated July 18, 2024
104	Cover Page Interactive Data File – The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

*Furnished herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCBEST CORPORATION

(Registrant)

Date:	July 18, 2024	/s/ Michael R. Johns
Michael R. Johns
Chief Legal Officer
and Corporate Secretary